EXHIBIT 99

The Banc Corporation (TBNC - Nasdaq National Market) November 2003

Cautionary Statement Regarding Forward Looking Statements Statements in this presentation or in other statements attributable to The Banc Corporation that are not historical facts are hereby identified as "forward looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such "forward looking statements," wherever they occur in this presentation or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the best judgment of The Banc Corporation's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward looking statements." Such "forward looking statements" should, therefore, be considered in light of various important factors set forth from time to time in The Banc Corporation's reports and registration statements filed with the SEC. The Banc Corporation disclaims any intent or obligation to update "forward- looking statements."

Birmingham, AL: Fourth largest banking center in the United States Significant and rapidly expanding auto industry Leader in medical research - UAB Huntsville, AL: Ranked 3rd among top high-tech cities in 2001 Marshall Space Flight Center and Redstone Arsenal Growing aerospace industry and defense and technology businesses Florida Panhandle: 23% deposit premium on deposits sold Affluent, high population growth 7 branches in 5 contiguous counties St. Joe Company development Tourism industry Franchise Overview Major Market Areas

12/31/2002 9/30/2003 Total Assets $ 1,405,814 $ 1,242,746 Loans (net) 1,138,537 887,396 Deposits 1,107,798 911,784 Stockholders' Equity 76,541 108,316 Book Value per Share $4.35 $5.78 The Banc Corporation Selected Financial Data (000's)

Enhancing asset quality Strengthened credit administration and internal loan review Enhanced credit department structure On-line credit manual and new loan platform Improving operating efficiency Substantial growth in non-interest income Reducing from 16 Regional Presidents to 9 Substantial improvement in efficiency and revenue through Operation Frontrunner Centralizing functions State of the art Data Processing Center moved to headquarters in Birmingham Loan filing and processing Risk management consolidated to one location Positioning for Improved Performance

Strategic Plan 3 year plan (123 individual ideas) Developed with Board and Management input Actionable with accountability Emphasis on Knowledge Training curriculum developed to blend sales and service Smarter workforce Will touch all commercial and retail contact personnel New training center Positioning for Improved Performance

Market expansion Strategic branch network in Florida Maintain community bank presence Marketing utilizing common branding identification Expand products and services Expand life and health insurance and annuity products Expand Mortgage Banking presence Enhance brokerage and investment products Business Strategy